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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 12, 2000


                        KARTS INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)


                                     Nevada
                            (State of incorporation)

           000-23041                                   75-2639196
    (Commission File Number)             (I.R.S. Employer Identification Number)

        62204 Commercial Street
              P.O. Box 695
          Roseland, Louisiana                             70456
(Address of principal executive offices)                (Zip Code)

                                 (504) 747-1111
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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                   INFORMATION INCLUDED IN REPORT ON FORM 8-K

Item 5.  Other Events.

Election of Directors.
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         At the Annual  Meeting  of  Shareholders  held on  December  12,  2000,
Charles Brister, Blair L. benGerald, Geoffrey C. benRichard and Timotheus J. benHarold were elected as directors of the Company.

Approval of the Amendment to the Company's Articles of Incorporation.
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         At the Annual Meeting,  the  shareholders  approved an amendment to the
Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 shares to 90,000,000 shares.

Approval of Company's 2000 Stock Compensation Plan.
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         At the Annual  Meeting,  the  shareholders  approved the Company's 2000
Stock Compensation Plan. The maximum aggregate number of shares of Company Common Stock which may be issued under the Plan shall initially be 750,000 shares which amount may, at the discretion of the Board of Directors, be increased from time to time to a number of shares of Company Common Stock equal to 10% of the total outstanding shares of Company Common Stock, provided that the aggregate number of shares of Company Common Stock which may be issued under the Plan shall not exceed 9,000,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 KARTS INTERNATIONAL INCORPORATED


                                 By:  /s/ Charles Brister
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                                    Charles Brister, Chief Executive Officer and
                                    President
Date:  December 20, 2000